UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

Hemp Technology, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-56135

Wyoming	94-0490694
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2901 Gardena Avenue, Signal Hill, CA	90755
(Address of principal executive offices)	(Zip Code)

(437) 230-7399

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Par Value $0.001	HPTY	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement

Asset Purchase Agreement

On August 11, 2020, 4033001, (the “Purchaser”) a Wyoming Corporation, a wholly-owned subsidiary of Hemp Technology, Inc. (the “Registrant” or “the Company”), and the Company entered into an Offer to Purchase and Agreement of Purchase and Sale (Asset Purchase) Agreement with True Leaf Pet, Inc. (the “Vendor”) Vernon, BC, Canada. True Lead Pet, Inc. is a wholly owned subsidiary of True Leaf Brands, Inc. which develops, markets and sell natural supplements and treats primarily to the specialty pet channel.

On April 2, 2020, True Leaf Brands, Inc., and its subsidiaries True Leaf Investment Corp, True Leaf Pet, Inc. and True Leaf Cannabis, Inc. filed Notices of Intention to Make a Proposal pursuant to s. 50.4(1) of the Canadian Bankruptcy and Insolvency Act, R.S.C. 1985, c B-3, as amended. FTI Consulting, Inc. was appointed as the proposal trustee of the Sellers.

On May 13, 2020, the Supreme Court of British Columbia issued an order approving the process by which the Sellers are authorized and directed to conduct a sale process of all the Sellers’s assets, referred to as True Leaf Assets.

4033001 was the successful bidder in this court authorized sale process. Under the terms and conditions of the Agreement, the Vendor agreed to sell the Assets of True Leaf Pet, Inc., on an “as is” basis to the Purchaser in consideration of a payment of the Purchase Price of [Redacted]. The purchase includes intellectual property, dietary pet supplements, pet food, pet products and personal property consisting of various office supplies and workstations.

The assets were purchased from the Vendor, free and clear of all liens, charges, encumbrances and title notations, except for Permitted Encumbrances, which include:

i.	subsisting conditions, provisos, restrictions, exceptions and reservations, including royalties, contained in the original or any other Crown grant or disposition or implied by statute in respect of or affect the Assets.

ii.	the legal notations, charges and encumbrances registered against the Assets as of the Execution Date, save and except those legal notations, charges and encumbrances set out in Schedule D and save and except any leases or tenancies in respect of the Assets in existence as of the Closing Date; and

iii.	any other charges or encumbrances agreed to by the Purchaser.

The Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and other obligations of the parties.

This description of the Agreement does not purport to be complete and is qualified in the entirety by reference to the Offer to Purchase and Agreement of Purchase and Sale (Asset Purchase) Agreement, which is filed as an exhibit to this Current Report on Form 8-K as Exhibits 10.8.

A British Columbia Bankruptcy court hearing is scheduled for August 28, 2020, where the trustees appointee, will recommend to the court to accept and grant the 4033001 bid with True Leaf Pet, Inc. This transaction is subject to court approval for the secured and unsecured creditors. Based on approval by the British Columbia Bankruptcy court, the Registrant plans to file an amended Form 8-K without the redacted information.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.8	Offer to Purchase and Agreement of Purchase and Sale (Asset Purchase) Agreement, dated August 11, 2020 among 4033001, Hemp Technology, Inc. and True Leaf Pet, Inc.	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hemp Technology, Inc. Registrant

Date: August 17, 2020	/s/ Michael Shenher
Michael Shenher
Chief Executive Officer

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